VARIABLE ANNUITY APPLICATION
PREFERENCE PLUS(R) ACCOUNT - NON-QUALIFIED & IRA


                                 [METLIFE LOGO]

                      Metropolitan Life Insurance Company
                  One Madison Avenue, New York, NY 10010-3690


CONTRACT/CERTIFICATE APPLIED FOR:
[ ] Non-Qualified
[ ] Traditional IRA
[ ] Roth IRA
[ ] SEP
[ ] SARSEP
[ ] SIMPLE IRA


1. ANNUITANT AND OWNER(S)
--------------------------------------------------------------------------------

ANNUITANT (Annuitant will be the Owner unless Owner section is completed.)
[ ] MetLife Employee

Name (First, Middle Initial, Last)

Marital Status

Date of Birth

Street Address

Social Security #

City, State & ZIP Code

Occupation

Home Telephone #

Work Telephone #

Relationship to Owner

Sex: [ ] Male [ ] Female

Are you retired? [ ] Yes [ ] No

Specify Citizenship: [ ] U.S.A. [ ] Other______________________________


OWNER - NON-QUALIFIED ONLY
(Complete if the Owner is different than the Annuitant.)

Name (First, Middle Initial, Last)

TYPE: [ ] Individual [ ] Custodian [ ] Trustee [ ] Corporation

Marital Status

Date of Birth

Street Address

Social Security # or Tax I.D. # (TIN)

City, State & ZIP Code

Occupation

Home Telephone #

Work Telephone #

Relationship to Annuitant

Sex: [ ] Male [ ] Female

Are you retired? [ ] Yes [ ] No

Specify Citizenship: [ ] U.S.A. [ ] Other______________________________

(Note: FOR OWNERS WHO ARE NOT NATURAL PERSONS, THE EARNINGS IN THE CONTRACT ARE GENERALLY CURRENTLY TAXABLE. If the Owner is a grantor trust, furnish the social security number of the grantor or the person who is considered the Owner of the Trust for federal income tax purposes in this section. If the Owner is a Trust, other than a grantor trust, we require the Trust's TIN. The earnings in the contract will be taxable to the Owner each year unless the Trust holds the contract as an Agent for an individual for federal tax purposes. If the Trust is an Agent for a natural person, attach a statement signed by the Trustee that it is acting as an Agent for an individual and that all the beneficial interest in the Trust (both income and remainder) are being held for the benefit of an individual(s).)


JOINT OWNER - NON-QUALIFIED ONLY

Name (First, Middle Initial, Last)

TYPE: [ ] Individual [ ] Custodian [ ] Trustee [ ] Corporation

Marital Status

Date of Birth

Street Address

Social Security #

City, State & ZIP Code

Occupation

Home Telephone #

Work Telephone #

Relationship to Owner

Sex: [ ] Male [ ] Female

Are you retired? [ ] Yes [ ] No

Specify Citizenship: [ ] U.S.A. [ ] Other______________________________

(Note: If two people are named as Joint Owners, either Owner may exercise any and all rights under the contract unless the Owner specifies otherwise in writing.)


                                          MetLife Case # (PURR)_ _ _ _ _ _ _ _ _


038-PPA (07/2000)-A                Page 1 of 6

2. PRIMARY AND CONTINGENT BENEFICIARY(IES)
--------------------------------------------------------------------------------

Beneficiary Type         Name( First, Middle Initial, Last)   Relationship to Owner   Social Security #
----------------------   ----------------------------------   ---------------------   -----------------
[ ] Primary [ ] Contingent
[ ] Primary [ ] Contingent
[ ] Primary [ ] Contingent
[ ] Primary [ ] Contingent

(Note: To be used to determine whom will be paid/assume all rights under the contract on the Owner's death. The Owner's estate will be paid/assume all rights if no Beneficiary is named. Not applicable to Annuitant's death if the Owner and Annuitant are different and the Annuitant predeceases the Owner. Payment/assumption will be made in equal shares to the survivors unless otherwise specified in writing by the Owner. If the primary beneficiaries predecease the Owner, the contingent beneficiaries will be paid/assume all rights.)

3. PURCHASE PAYMENT(S)
--------------------------------------------------------------------------------

(a)  TOTAL VALUE OF CHECKS SUBMITTED NOW WITH THIS APPLICATION (Must total sum
     of all amounts in Section 3a.)                                                        $

     I irrevocably designate my initial payment/contribution as follows:

     (1)  Non-Qualified Only

          Purchase Payment                                                                 $

          Amount transferred under a 1035 Exchange                                         $

     (2)  Traditional IRA Only

          Purchase Payment

          Prior Tax Year & Amount ($)

          Current Tax Year & Amount ($)

          Direct transfer from a Traditional IRA, SEP, SARSEP or SIMPLE IRA*               $

          Rollover (within 60 days) from a Traditional IRA, SEP, SARSEP or SIMPLE IRA*     $

          Direct rollover from a tax qualified plan                                        $


     (3)  Roth IRA Only

          Purchase Payment

          Prior Tax Year & Amount ($)

          Current Tax Year &  Amount ($)

          Conversion from a Traditional IRA, SEP, SARSEP or SIMPLE IRA*                    $

          Direct transfer from another Roth IRA                                            $

          Rollover (within 60 days) from another Roth IRA                                  $


     (4)  SEP or SARSEP Only

          EmployER contribution

          Prior Tax Year & Amount ($)

          Current Tax Year & Amount ($)

          EmployEE contribution

          Prior Tax Year & Amount ($)

          Current Tax Year & Amount ($)

          Direct transfer from a Traditional IRA, SEP or SARSEP                            $

          Rollover (within 60 days) from a Traditional IRA, SEP or SARSEP                  $

          Direct rollover from a tax qualified plan                                        $

     (5)  SIMPLE IRA Only

          EmployER contribution

          Prior Tax Year & Amount ($)

          Current Tax Year & Amount ($)

          EmployEE contribution

          Prior Tax Year & Amount ($)

          Current Tax Year & Amount ($)

          Direct transfer from another SIMPLE IRA                                          $

          Rollover (within 60 days) from another SIMPLE IRA                                $

          Date of first contribution to the SIMPLE IRA (Employee Participation Date)            /   /

*SIMPLE IRAs cannot be transferred (Traditional IRA) or converted (Roth IRA) within the first two years of establishing the SIMPLE IRA.

(b)  TOTAL FUTURE LUMP SUM PAYMENTS (Estimate transfers, direct rollovers,
     60-day rollovers, 1035 Exchanges, etc.)                                    $

038-PPA (07/2000)-A                Page 2 of 6

(c)  FUTURE AUTOMATIC PURCHASE PAYMENTS

     (1)  Non-Qualified, Traditional IRA or Roth IRA Only
          (Complete one.)

     [ ] CHECK-O-MATIC (Automatic checking, savings withdrawal) I authorize MetLife to draw checks or share drafts, to issue direction to debit a checking account, or to initiate electronic fund transfer debits each month to pay purchase payments on this annuity. This arrangement will begin on or about the annuity's effective date and will end when I revoke it by written notice to MetLife, or when MetLife revokes it by written notice to me. I authorize the bank named below to pay and charge to my account: checks, share drafts, electronic fund transfer debits or other account debits made by MetLife under this agreement. I agree that the bank's treatment of any such account debit and the bank's right with respect to it will be the same as if I personally signed or initialed it, and that if it is dishonored for any reason, the bank will not be under any liability. I agree that the bank may treat this arrangement as valid and effective until the bank receives written notice of its revocation or until the bank ends this arrangement.

          Amount per Payment ($)

          Date of Monthly Payments*

          Name of Bank


          Printed Name of Depositor (As appears in bank records)

          Branch Name (Where account is kept)

          Name of Joint Depositor (If applicable)

          Transit # (Located on bottom left corner of check)

          Signature of Depositor (Required)

          Attach ONE of the following:

          [ ] Voided Check
          [ ] Share Draft
          [ ] Bank Specifications Sheet

          *Actual date may vary due to weekends, holidays, etc.

     [ ]  METROMATIC (Automatic payroll deduction)

          Automatic payroll deductions must be coordinated with your employer.

          Amount per Payment ($)

          Payments per Year

          Employer Group #

          Name of Employer

     [ ] METLIFE PAYROLL DEDUCTION (Automatic payroll deduction for MetLife employees only)

          This option is available for Non-Qualified accounts. Include a completed Request for Premium Payment form with this application.

          Amount per Payment ($)

          Payments per Year

          Employee ID #

          Payroll Location: [ ] Administrative Office [ ] Field Office or Branch Office

     (2)  SEP, SARSEP & SIMPLE IRA Only

          EmployER anticipated schedule of payments

          $ Per Payment

          Payments per Yr

          EmployEE anticipated schedule of payments (SARSEP & SIMPLE only)

          $ Per Payment

          Payments per Yr

4. REPLACEMENT (MUST BE COMPLETED)
--------------------------------------------------------------------------------

(a) DO YOU HAVE ANY EXISTING INDIVIDUAL LIFE INSURANCE OR ANNUITY CONTRACTS?
    [ ] Yes [ ] No

(b) HAVE YOU TAKEN, OR WILL YOU BE TAKING, ANY MONEY FROM A LIFE INSURANCE POLICY OR ANNUITY CONTRACT TO PUT INTO THE ANNUITY YOU ARE APPLYING FOR? THIS INCLUDES FULL OR PARTIAL WITHDRAWALS OF DIVIDENDS OR CASH VALUES, LOANS, PLEDGING AS COLLATERAL, REISSUING WITH LESS CASH VALUE, SUSPENSION OR REDUCTION OF PREMIUM LOAN OR PURCHASE PAYMENT, AUTOMATIC PREMIUM OR INVOKING AN ACCELERATED PAYMENT. [ ] Yes [ ] No
    (Note: If "Yes", the Representative must complete a MetLife Annuity Replacement Questionnaire and provide details below regardless of whether state replacement rules apply. If "No", skip to Section 5.)

                                                                                                    Check [X] If     Check [X] If
                                                           Transaction Description                  IRC Sec. 1035    Group Life or
    Company Name         Policy/Contract #         (e.g. "Full withdrawal of cash value.")            Exchange         Annuity
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

038-PPA (07/2000)-A                Page 3 of 6

5. EMPLOYER INFORMATION (TO BE COMPLETED BY REPRESENTATIVE)
--------------------------------------------------------------------------------

(a) THIS SECTION IS FOR SEP, SARSEP AND SIMPLE IRAS ONLY. CHOOSE THE APPROPRIATE GROUP TYPE.

     [ ] EXISTING GROUP: Group #________________

     Employee ID# (If different from Social Security #):________________________

     [ ] NEW GROUP: Name of Plan or Arrangement_________________________________
     ___________________________________________________________________________
     (Note: For new groups, please attach the appropriate forms. Employers cannot establish new SARSEP Plans after December 31, 1996. For MetLife to set up SARSEP funding with an employer, the Plan must have been in effect prior to January 1, 1997.)

6. INVESTMENT OBJECTIVE AND ALLOCATION
--------------------------------------------------------------------------------

(a)  DESCRIBE YOUR INVESTMENT OBJECTIVE (Choose one.)
     [ ] Preservation of Capital
     [ ] Income
     [ ] Growth & Income
     [ ] Growth
     [ ] Aggressive Growth

(b)  OPTIONAL AUTOMATED INVESTMENT STRATEGIES (If applicable, choose one.)

     [ ] EQUITY GENERATOR(SM)
         Each month an amount equal to the interest earned in the Fixed Interest Account is transferred to either:
         SELECT ONE TYPE:
         [ ] MetLife Stock Index Division
         [ ] State Street Research Aggressive Growth Division

     [ ] EQUALIZER(SM)
         Each quarter amounts are transferred between the Fixed Interest Account and either:
         SELECT ONE TYPE:
         [ ] MetLife Stock Index Division
         [ ] State Street Research Aggressive Growth Division

     [ ] REBALANCER(SM)
         Each quarter amounts are transferred among your current funding choices to bring the percentage of your account balance in each choice back to your original allocation. This strategy will affect 100% of your current and future allocations.

     [ ] ALLOCATOR(SM)
         Each month a dollar amount you choose is transferred from the Fixed Interest Account to any of the funding choices you select.
         (Note: Attach a completed Allocator form with your application.)

     [ ] INDEX SELECTOR(SM)
         Each quarter MetLife will rebalance the amount in the Index Divisions and the Fixed Interest Account (if applicable) to match the allocation percentages for the model you select. MetLife will allocate 100% of your initial payment and future contributions based on the current allocation for the Index Selector model you choose. The model's current allocation may change at any time (MetLife will notify you of changes). You may change your choice of model at any time. See your Representative for information on the current allocations for each model and for help in determining your Risk Tolerance. (Choose one model and skip to Section 7.)
         SELECT ONE MODEL:
         [ ] Conservative
         [ ] Conservative to Moderate
         [ ] Moderate
         [ ] Moderate to Aggressive
         [ ] Aggressive


(c)  ALLOCATIONS (If you chose Index Selector, skip to Section 7.)
     Indicate the percentage of your initial payment to be allocated to each funding choice. Percentages must be in whole numbers. This allocation will apply to future payments unless changed by the Owner. You may change your allocation at any time.
     (Note: Total of both columns must equal 100%.)

                  Funding Choices                                                  Funding Choices
                  ---------------                                                  ---------------
        % MetLife Fixed Interest Account                              % Neuberger Berman Partners Mid Cap Value

        % Lehman Brothers Aggregate Bond Index                        % Janus Mid Cap

        % State Street Research Income                                % State Street Research Aggressive Growth

        % State Street Research Diversified                           % Loomis Sayles High Yield Bond

        % MetLife Stock Index                                         % Russell 2000(R) Index

        % Harris Oakmark Large Cap Value                              % T. Rowe Price Small Cap Growth

        % T. Rowe Price Large Cap Growth                              % Loomis Sayles Small Cap

        % State Street Research Growth                                % State Street Research Aurora Small Cap Value

        % Davis Venture Value                                         % Scudder Global Equity

        % Putnam Large Cap Growth                                     % Morgan Stanley EAFE(R) Index

        % MetLife Mid Cap Stock Index                                 % Putnam International Stock

                     TOTAL OF BOTH COLUMNS MUST EQUAL 100%.


038-PPA (07/2000)-A                Page 4 of 6

7. FINANCIAL DISCLOSURE
--------------------------------------------------------------------------------

(a)  SUM OF ESTIMATED ANNUAL INCOME FOR OWNER(S) (Choose one.)
     [ ] $0 - 9,999
     [ ] $10,000 - 19,999
     [ ] $20,000 - 39,999
     [ ] $40,000 - 59,999
     [ ] $60,000 - 79,999
     [ ] $80,000 - 99,999
     [ ] $100,000 - 199,999
     [ ] $200,000 - 399,999
     [ ] $400,000 & Above
     (Note: Consult IRC 408A for income limits when contributing to a Roth IRA or converting from a Traditional IRA to a Roth IRA.)

(b)  SUM OF ESTIMATED NET WORTH FOR OWNER(S) (Choose one.)
     [ ] $0 - 9,999
     [ ] $10,000 - 19,999
     [ ] $20,000 - 39,999
     [ ] $40,000 - 59,999
     [ ] $60,000 - 79,999
     [ ] $80,000 - 99,999
     [ ] $100,000 - 199,999
     [ ] $200,000 - 399,999
     [ ] $400,000 & Above
     $_______________________________
     (Note: Net Worth is assets less liabilities. Exclude your personal residence, home furnishings, autos, and this investment.)

(c) IS THE SOURCE OF FUNDS A METLIFE OR METLIFE SECURITIES, INC. POLICY, ACCOUNT OR CONTRACT? [ ] Yes [ ] No

(d)  SOURCE OF FUNDS FOR PURCHASING THIS ANNUITY (Check all that apply.)
     [ ] Life Policy
     [ ] Annuity Contract
     [ ] Endowment
     [ ] Mutual Fund
     [ ] Bonds
     [ ] Savings
     [ ] Pension Assets
     [ ] Certificate of Deposit (CD)
     [ ] Loan
     [ ] Stocks
     [ ] Discretionary Income (Salary)
     [ ] Money Market Fund
     [ ] Other__________________________________

(e) TAX MARKET OF TRANSFERS OR ROLLOVERS (If applicable, choose all that apply.)
     [ ] Non-Qualified
     [ ] Traditional IRA
     [ ] Roth IRA
     [ ] SEP
     [ ] SARSEP
     [ ] SIMPLE IRA
     [ ] 401(a)
     [ ] 401(k)
     [ ] 403(a)
     [ ] 403(b)
     [ ] 403(b)(7)
     [ ] KEOGH
     [ ] Other_____________________

(f) PRIOR INVESTMENT EXPERIENCE (CHOOSE ALL THAT APPLY AND INDICATE YEARS OF EXPERIENCE.)
     [ ] Stocks__________ years
     [ ] Bonds_____________ years
     [ ] Mutual Funds_____________ years
     [ ] Money Market_____________ years
     [ ] Certificate of Deposit (CD)_____________ years
     [ ] Other:_____________________ ____________ years
     [ ] None

(g) RISK TOLERANCE (HOW WOULD YOU CATEGORIZE YOURSELF AS AN INVESTOR?) (Choose one.)
     [ ] Conservative
     [ ] Conservative to Moderate
     [ ] Moderate
     [ ] Moderate to Aggressive
     [ ] Aggressive
     (Note: If the Asset Allocation Questionnaire was completed, please use the resulting Risk Tolerance here.)

(h)  NUMBER OF DEPENDENT(S)__________ AGE(S)____________________________________


8. AUTHORIZATION AND SIGNATURE(S)
--------------------------------------------------------------------------------

(a) METLIFE REPRESENTATIVE TELEPHONE TRANSACTION AUTHORIZATION [ ] Yes [ ] No Your MetLife Representative signing below will be given authority to conduct certain transactions, unless prohibited by state law or employer (if applicable), on your behalf to your account based on your instructions if you check YES above. These transactions include (1) transfers between funding choices, (2) changes to investment strategies, and (3) changes in allocation of future contributions. This does not include discretionary transactions initiated without your instructions. This authorization will remain valid until MetLife receives written notice from you terminating this privilege or until your current MetLife Representative changes. MetLife will employ reasonable security procedures to confirm that instructions communicated about your account by telephone are genuine. MetLife or the Separate Account will not be liable for any loss, expense or cost arising out of any request that MetLife reasonably believes to be genuine. (Note: This option is not available for broker representatives or other outside distribution channels.)

(b)  NOTICE TO APPLICANT(S)

     FLORIDA RESIDENTS ONLY Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

     ARKANSAS, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, NEW MEXICO, OHIO, AND PENNSYLVANIA RESIDENTS ONLY Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

     COLORADO RESIDENTS ONLY It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

     NEW JERSEY RESIDENTS ONLY Any person who includes any false or misleading information is subject to criminal and civil penalties.


038-PPA (07/2000)-A                Page 5 of 6

(c)  SIGNATURES

     If the Owner is a corporation, partnership or trust, print the name of the Owner and have one or more officers, partners or trustees sign. Earnings in this contract may be taxable annually to the Owner. (Consult your tax advisor.)

     I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I have received MetLife's Notice of Privacy Policies and Practices, the current prospectus for the Preference Plus Account, and all required fund prospectuses. I UNDERSTAND THAT ALL VALUES PROVIDED BY THE CONTRACT/CERTIFICATE BEING APPLIED FOR, WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO THE AMOUNT. I understand that there is no additional tax benefit obtained by funding an IRA with a variable annuity.


     LOCATION WHERE THE APPLICATION IS SIGNED __________________________________
                                              City & State


     __________________________________________________________  _______________
     Signature of Annuitant                                      Date

     __________________________________________________________  _______________
     Signature of Owner (If different than Annuitant)            Date

     __________________________________________________________  _______________
     Signature of Joint Owner                                    Date


9. REPRESENTATIVE INFORMATION
--------------------------------------------------------------------------------

(a) HAS THE APPLICANT TAKEN, OR WILL THEY BE TAKING, ANY MONEY FROM A LIFE INSURANCE POLICY OR ANNUITY CONTRACT TO PUT INTO THE ANNUITY THE APPLICANT IS APPLYING FOR? (See Section 4.)
     [ ] Yes (If "Yes", attach the completed Replacement form to this application.)
     [ ] No

(b)  WAS AN ASSET ALLOCATION QUESTIONNAIRE USED IN CONNECTION WITH THIS SALE?
     [ ] Yes (If "Yes", attach the completed Asset Allocation Questionnaire to this application.)
     [ ] No

(c)  HOW WAS THIS SALE INITIATED? (Choose one.)
     [ ] Mailer
     [ ] Referral
     [ ] Assigned
     [ ] Personal Reference
     [ ] Trade Show
     [ ] Seminar
     [ ] Internet
     [ ] Other_______________________

(d)  STATEMENT OF REPRESENTATIVE
     I personally saw the Proposed Owner when the application was written and each question was asked and answered as recorded. All answers are correct to the best of my knowledge. I have provided the Proposed Owner with MetLife's Notice of Privacy Policies and Practices, prior to or at the time he/she completed the application form. I have also delivered a current Preference Plus Account prospectus, and all required fund prospectuses; and reviewed the financial situation of the Proposed Owner as disclosed, and believe that a multifunded annuity contract would be suitable. I am properly licensed in the state where the Proposed Owner signed this application.



___________________________________________________________  ___________________
Signature of Representative                                  Date


Printed Representative Name (First, Middle Initial, Last)


________________________________________________________________________________
State License I. D. #


________________________________________________________________________________
[ ] District Agency Index #  OR  [ ] Social Security # (Required)


________________________________________________________________________________
Representative Agency Telephone #


________________________________________________________________________________



                                             Metropolitan Life Insurance Company
                                                              New York, New York

038-PPA (07/2000)-A

                                   Page 6 of 6